EXHIBIT 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Onfolio Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each consisting of one common stock, par value $0.001 per share, and two warrants, each to purchase one share of common stock(2)	457(o)	3,599,500	$4.50	$16,197,750.00	$92.70 per $1,000,000	$1,501.53
	Equity	Common stock, par value $0.001 per share, included as part of the units(3)(4)	457(g)
	Equity	Warrants to purchase common stock included as part of the units(3)(4)	457(g)
	Equity	Common stock issuable upon exercise of the warrants(5)	457(g)	7,199,000	$4.50	$32,395,500.00	$92.70 per $1,000,000	$3,003.06
	Equity	Representative’s Warrants(4)(6)	457(g)
	Equity	Shares of common stock issuable upon exercise of the Representative’s Warrants(7)	457(g)	107,985	$4.95	$534,526	$92.70 per $1,000,000	$49.55

	Total Offering Amounts					$49,127,776		$4,554.14
	Total Fees Previously Paid							$4,843.16
	Total Fee Offsets							$289.02
	Net Fee Due							$0

(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.
(2)	Includes units consisting of common stock and warrants which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(4)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	Represents warrants (the “warrants”) to purchase 7,199,000 shares of common stock with an exercise price no less than 100% of the public offering price of one unit.
(6)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(7)

The Representative’s Warrants are exercisable into a number of shares of common stock equal to 3% of the number of shares of common stock sold in this offerings, at an exercise price equal to 110% of the public offering price per unit.

Table 2: Fee Offset Claims and Sources

N/A

 Table 3: Combined Prospectuses

N/A